     STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE - EXHIBIT 11


                                                                              Twelve Weeks Ended
                                                                           August 4,       August 6,
                                                                             1996            1995
                                                                             ----            ----
Earnings per Common Share - Primary
 Average Shares outstanding                                               41,660,319      41,466,378
 Net effect of dilutive stock options-based on the treasury
    stock method using average market price                                  148,352         147,120
                                                                         -----------     -----------

    Totals                                                                41,808,671      41,613,498
                                                                         ===========     ===========

 Income from continuing operations                                       $ 6,620,895     $ 8,165,518
 Income from discontinued operations                                                       2,034,226
                                                                         -----------     -----------

   Net income                                                            $ 6,620,895     $10,199,744
                                                                         ===========     ===========

Per Share amount:

 Income from continuing operations                                       $       .16     $       .20
 Income from discontinued operations                                                             .05
                                                                         -----------     -----------

   Net income                                                            $       .16     $       .25
                                                                         ===========     ===========

Earnings per Common Share - Fully Diluted:
 Average shares outstanding                                               41,660,319      41,466,378
 Net effect of dilutive stock options-based on the treasury
    stock method using the average market price                              148,352         147,120
 Assumed conversion of 8.5% zero coupon convertible debentures                   (A)             (A)
                                                                         -----------     -----------

    Totals                                                                41,808,671      41,613,498
                                                                         ===========     ===========

 Income from continuing operations                                       $ 6,620,895     $ 8,165,518
 Add 8.5% zero coupon convertible debentures interest,
    net of income tax                                                            (A)             (A)
                                                                         -----------     -----------

 Total from continuing operations                                          6,620,895       8,165,518

 Income from discontinued operations                                                       2,034,226
                                                                         -----------     -----------

   Net income                                                            $ 6,620,895     $10,199,744
                                                                         ===========     ===========
Per Share amount:

 Income from continuing operations                                       $       .16     $       .20
 Income from discontinued operations                                                             .05
                                                                         -----------     -----------

   Net income                                                            $       .16     $       .25
                                                                         ===========     ===========



(A) For the first three quarters of 1995 and third quarters of fiscal 1995 and 1996, both primary and fully diluted earnings per share were calculated utilizing the average shares outstanding plus common stock equivalents. No consideration was given to the assumed conversion of the zero coupon convertible debentures as their assumed conversion would have an anti-dilutive effect.

          STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE - EXHIBIT 11

                                                                             Forty Weeks Ended
                                                                         August 4,        August 6,
                                                                           1996              1995
                                                                           ----              ----
Earnings per Common Share - Primary
 Average Shares outstanding                                               41,607,778      41,378,087
 Net effect of dilutive stock options-based on the treasury
   stock method using average market price                                   101,502         117,147
                                                                         -----------     -----------

   Totals                                                                 41,709,280      41,495,234
                                                                         ===========     ===========

 Income from continuing operations                                       $14,675,468     $22,379,803
 Income from discontinued operations                                         397,816       6,977,133
 Gain on sale of discontinued operations, net of income taxes             22,080,375
                                                                         -----------     -----------

  Net income                                                             $37,153,659     $29,356,936
                                                                         ===========     ===========

Per Share amount:

 Income from continuing operations                                       $       .35     $       .54
 Income from discontinued operations                                             .01             .17
 Gain on sale of discontinued operations, net of income taxes                    .53
                                                                         -----------     -----------

  Net income                                                             $       .89     $       .71
                                                                         ===========     ===========

Earnings per Common Share - Fully Diluted:
 Average shares outstanding                                               41,607,778      41,378,087
 Net effect of dilutive stock options-based on the treasury
   stock method using the average market price                               113,480         117,147
 Assumed conversion of 8.5% zero coupon convertible debentures             5,205,632             (A)
                                                                         -----------     -----------

   Totals                                                                 46,926,890      41,495,234
                                                                         ===========     ===========

 Income from continuing operations                                       $14,675,468     $22,379,803
 Add 8.5% zero coupon convertible debentures interest,
   net of income tax                                                       3,524,982             (A)
                                                                         -----------     -----------

 Total from continuing operations                                         18,200,450      22,379,803

 Income from discontinued operations                                         397,816       6,977,133
 Gain on sale of discontinued operations, net of income taxes             22,080,375
                                                                         -----------     -----------

  Net income                                                             $40,678,641     $29,356,936
                                                                         ===========     ===========

Per Share amount:

 Income from continuing operations                                       $       .39     $       .54
 Income from discontinued operations                                             .01             .17
 Gain on sale of discontinued operations, net of income taxes                    .47
                                                                         -----------     -----------

  Net income                                                             $       .87     $       .71
                                                                         ===========     ===========